Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	SteveFilton Chief Financial Officer 610-768-3300	July 28, 2009

UNIVERSAL HEALTH SERVICES, INC. REPORTS

SIGNIFICANT INCREASES IN 2009 SECOND QUARTER AND SIX-MONTH

EARNINGS, RAISES FULL YEAR GUIDANCE

Consolidated Results of Operations - Three-month periods ended June 30, 2009 and 2008:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $80.9 million, or $1.64 per diluted share, during the second quarter of 2009 as compared to $54.2 million, or $1.06 per diluted share, during the comparable quarter of the prior year. Reported income from continuing operations attributable to UHS was $80.9 million, or $1.64 per diluted share, during the second quarter of 2009 as compared to $55.2 million, or $1.08 per diluted share, during the comparable quarter of the prior year.

As indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedules”), included in our income from continuing operations and net income during the three and six-month periods ended June 30, 2009, was a combined $9.8 million, or $.20 per diluted share, consisting of: (i) a favorable after-tax adjustment of $14.1 million, or $.29 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2009 based upon a reserve analysis, partially offset by; (ii) an unfavorable discrete tax item of $4.3 million, or $.09 per diluted share.

After adjusting the reported results for the second quarter of 2009 to neutralize the net favorable impact of the above-mentioned adjustments (there were no adjustments applicable to the second quarter of 2008), our adjusted income from continuing operations attributable to UHS during the second quarter of 2009 was $71.1 million, or an increase of 33% to $1.44 per diluted share, as compared to $55.2 million, or $1.08 per diluted share, during the comparable quarter of the prior year.

During the second quarter of 2009, adjusted net income attributable to UHS was $71.1 million, or an increase of 36% to $1.44 per diluted share, as compared to $54.2 million, or $1.06 per diluted share during the comparable quarter of the prior year.

Net revenues increased 3% to $1.30 billion during the second quarter of 2009 as compared to $1.26 billion during the second quarter of 2008.

Consolidated Results of Operations - Six-month periods ended June 30, 2009 and 2008:

Reported net income attributable to UHS was $148.4 million, or $3.01 per diluted share, during the six-month period ended June 30, 2009 as compared to $115.9 million, or $2.26 per diluted share, during the comparable six-month period of the prior year. Reported income from continuing operations attributable to UHS was $148.4 million, or $3.01 per diluted share, during the six-month period ended June 30, 2009 as compared to $115.2 million, or $2.25 per diluted share, during the comparable six-month period of the prior year.

As indicated on the attached Supplemental Schedules, during the six-month period ended June 30, 2009, our adjusted income from continuing operations attributable to UHS was $138.6 million, or an increase of 25% to $2.81 per diluted share, as compared to $115.2 million, or $2.25 per diluted share, during the comparable six-month period of the prior year.

Adjusted net income attributable to UHS was $138.6 million, or an increase of 24% to $2.81 per diluted share, during the six-month period ended June 30, 2009, as compared to $115.9 million, or $2.26 per diluted share during the comparable six-month period of the prior year.

Net revenues increased 3% to $2.62 billion during the six-month period ended June 30, 2009 as compared to $2.54 billion during the comparable six-month period of the prior year.

Acute Care Services - Three-month periods ended June 30, 2009 and 2008:

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions increased 1.5% while patient days decreased 0.8% during the second quarter of 2009, as compared to the second quarter of 2008. Net revenues at these facilities increased 2.9% during the second quarter of 2009 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission decreased 0.2% while net revenue per adjusted patient day increased 2.0% during the second quarter of 2009 as compared to the comparable quarter of the prior year. On a same facility basis, the operating margin (net revenues less salaries, wages and benefits, other operating expenses, supplies expense and provision for doubtful accounts) at our acute care hospitals increased to 16.8% during the second quarter of 2009 as compared to 14.7% during the second quarter of 2008.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $181 million and $143 million during the three-month periods ended June 30, 2009 and 2008, respectively.

Acute Care Services - Six-month periods ended June 30, 2009 and 2008:

During the six-month period ended June 30, 2009, on a same facility basis, inpatient admissions to our acute care facilities increased 0.1% while patient days decreased 1.5%, as compared to the comparable period of the prior year. Net revenues at our acute care facilities increased 1.9% during the six-month period ended June 30, 2009 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission increased 0.3% while net revenue per adjusted patient day increased 2.0% during the six-month period ended June 30, 2009 as compared to the comparable period of the prior year. On a same facility basis, the operating margin at our acute care hospitals increased to 17.2% during the six-month period ended June 30, 2009 as compared to 15.5% during the comparable period of the prior year.

Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $340 million and $296 million during the six-month periods ended June 30, 2009 and 2008, respectively.

Behavioral Health Care Services - Three-month periods ended June 30, 2009 and 2008:

At our behavioral health care facilities, on a same facility basis, inpatient admissions increased 1.5% and patient days increased 1.0% during the second quarter of 2009 as compared to the second quarter of 2008. Net revenues at these facilities increased 4.0% during the second quarter of 2009 as compared to the comparable quarter in the prior year. Net revenue per adjusted patient day at these facilities increased 3.5% during the second quarter of 2009 over the comparable prior year quarter. The operating margin at our behavioral health care facilities owned during both periods was 26.3% during the second quarter of 2009 as compared to 25.1% during the second quarter of 2008.

Behavioral Health Care Services - Six-month periods ended June 30, 2009 and 2008:

During the six-month period ended June 30, 2009, on a same facility basis, inpatient admissions to our behavioral health care facilities increased 1.3% while patient days decreased 0.2%, as compared to the comparable period of the prior year. Net revenues at our behavioral health care facilities increased 3.4% during the six-month period ended June 30, 2009 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted patient day increased 4.2% during the six-month period ended June 30, 2009 as compared to the comparable prior year period. On a same facility basis, the operating margin at our behavioral health facilities increased to 25.7% during the six-month period ended June 30, 2009 as compared to 24.4% during the comparable period of the prior year.

2009 Full Year Guidance Increased to $4.40 to $4.55 Per Diluted Share:

Based upon the operating trends and financial results experienced during the first six months of 2009, and subject to certain assumptions, provisions and adjustments, including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, we are increasing our estimated range of earnings per diluted share from continuing operations for the year ended December 31, 2009 to $4.40 to $4.55 from the previously provided range of $4.00 to $4.15. This revised guidance range excludes the net favorable impact of $.20 per diluted share resulting from the above-mentioned items that were included in our results for the three and six-month periods ended June 30, 2009 (consisting of the favorable impact resulting from the reduction to our professional and general liability self-insurance reserves and the unfavorable impact resulting from the discrete tax item).

Recent Acquisition:

On June 30, 2009, we completed the acquisition of Centennial Peaks Hospital, a 72-bed behavioral health facility located in Louisville, Colorado. Centennial Peaks will provide services to adolescent and adult patients and will compliment our existing services in the high growth Denver-Boulder corridor.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 29, 2009. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on July 29, 2009 and will continue through midnight on August 12, 2009. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 17867500. This call will also be available live over the internet at our web site at www.uhsinc.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2008 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2009), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2008 and Report on Form 10-Q for the quarter ended March 31, 2009. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Net revenues	$1,303,640	$1,262,577	$2,616,059	$2,540,553

Operating charges:
Salaries, wages and benefits	541,950	528,081	1,083,247	1,069,656
Other operating expenses	232,894	259,313	506,115	507,958
Supplies expense	176,411	174,264	350,378	353,503
Provision for doubtful accounts	120,670	120,646	239,648	240,443
Depreciation and amortization	51,085	47,336	102,219	94,079
Lease and rental expense	17,587	17,866	34,659	35,421

	1,140,597	1,147,506	2,316,266	2,301,060

Income from continuing operations before interest expense and income taxes	163,043	115,071	299,793	239,493
Interest expense, net	11,879	13,249	24,517	26,728

Income from continuing operations before income taxes	151,164	101,822	275,276	212,765
Provision for income taxes	57,187	35,205	99,265	72,816

Income from continuing operations	93,977	66,617	176,011	139,949
Income from continuing operations attributable to minority interests	13,084	11,427	27,577	24,706

Income from continuing operations attributable to UHS	80,893	55,190	148,434	115,243
(Loss) income from discontinued operations, net of income tax expense (a)	—	(950)	—	660

Net income attributable to UHS	$80,893	$54,240	$148,434	$115,903

Basic earnings (loss) per share attributable to UHS (b)
From continuing operations	$1.65	$1.09	$3.01	$2.25
From discontinued operations	—	(0.02)	—	0.02

Total basic earnings per share	$1.65	$1.07	$3.01	$2.27

Diluted earnings (loss) per share attributable to UHS (b)
From continuing operations	$1.64	$1.08	$3.01	$2.25
From discontinued operations	—	(0.02)	—	0.01

Total diluted earnings per share	$1.64	$1.06	$3.01	$2.26

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

(a) Calculation of income from discontinued operations, net of income tax:

(Loss) income from discontinued operations, pre-tax	—	($1,540)	—	$1,069
Income tax benefit (expense)	—	590	—	(409)

(Loss) income from discontinued operations, net of taxes	—	($950)	—	$660

(b) Earnings per share calculation:

Basic and diluted:
Income from continuing operations attributable to UHS	$80,893	$55,190	$148,434	$115,243
Less: Net income attributable to unvested restricted share grants	(381)	(229)	(695)	(488)

Income from continuing operations - basic and diluted	80,512	54,961	147,739	114,755
Income from discontinued operations	—	(950)	—	660

Net income attributable to UHS - basic and diluted	$80,512	$54,011	$147,739	$115,415

Weighted average number of common shares - basic	48,850	50,629	49,028	50,946

Basic earnings (loss) per share attributable to UHS:
From continuing operations	$1.65	$1.09	$3.01	$2.25
From discontinued operations	—	(0.02)	—	0.02

Total basic earnings per share	$1.65	$1.07	$3.01	$2.27

Weighted average number of common shares	48,850	50,629	49,028	50,946
Add: Other share equivalents	202	113	101	65

Weighted average number of common shares and equiv. - diluted	49,052	50,742	49,129	51,011

Diluted earnings (loss) per share attributable to UHS:
From continuing operations	$1.64	$1.08	$3.01	$2.25
From discontinued operations	—	(0.02)	—	0.01

Total diluted earnings per share	$1.64	$1.06	$3.01	$2.26

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended June 30, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2009		Three months ended June 30, 2008
Net revenues	$1,303,640	100.0%	$1,262,577	100.0%

Operating charges:
Salaries, wages and benefits	541,950	41.6%	528,081	41.8%
Other operating expenses	232,894	17.9%	259,313	20.5%
Supplies expense	176,411	13.5%	174,264	13.8%
Provision for doubtful accounts	120,670	9.3%	120,646	9.6%

	1,071,925	82.2%	1,082,304	85.7%

Operating income/margin	231,715	17.8%	180,273	14.3%

Lease and rental expense	17,587		17,866
Income from continuing operations attributable to minority interests	13,084		11,427

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	201,044		150,980

Depreciation and amortization	51,085		47,336
Interest expense, net	11,879		13,249

Income before income taxes	138,080		90,395
Provision for income taxes	57,187		35,205

Income from continuing operations attributable to UHS	80,893		55,190
Loss from discontinued operations, net of income taxes	—		(950)

Net income attributable to UHS	$80,893		$54,240

	Three months ended June 30, 2009		Three months ended June 30, 2008
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations Attributable to UHS
Income from continuing operations attributable to UHS	$80,893	$1.64	$55,190	$1.08
Plus/minus adjustments:
Reduction of reserve for professional and general liability self-insured claims, net of income taxes	(14,168)	(0.29)	—	—
Unfavorable discrete tax item	4,331	0.09

Subtotal after-tax adjustments to income from continuing operations attributable to UHS	(9,837)	(0.20)	—	—

Adjusted income from continuing operations attributable to UHS	$71,056	$1.44	$55,190	$1.08

Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$80,893	$1.64	$54,240	$1.06
After-tax adjustments to income from continuing operations attributable to UHS, as indicated above	(9,837)	(0.20)	—	—

Adjusted net income attributable to UHS	$71,056	$1.44	$54,240	$1.06

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the six months ended June 30, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Six months ended June 30, 2009		Six months ended June 30, 2008
Net revenues	$2,616,059	100.0%	$2,540,553	100.0%

Operating charges:
Salaries, wages and benefits	1,083,247	41.4%	1,069,656	42.1%
Other operating expenses	506,115	19.3%	507,958	20.0%
Supplies expense	350,378	13.4%	353,503	13.9%
Provision for doubtful accounts	239,648	9.2%	240,443	9.5%

	2,179,388	83.3%	2,171,560	85.5%

Operating income/margin	436,671	16.7%	368,993	14.5%

Lease and rental expense	34,659		35,421
Income from continuing operations attributable to minority interests	27,577		24,706

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	374,435		308,866

Depreciation and amortization	102,219		94,079
Interest expense, net	24,517		26,728

Income before income taxes	247,699		188,059
Provision for income taxes	99,265		72,816

Income from continuing operations attributable to UHS	148,434		115,243
Income from discontinued operations, net of income taxes	—		660

Net income attributable to UHS	$148,434		$115,903

	Six months ended June 30, 2009		Six months ended June 30, 2008
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations Attributable to UHS
Income from continuing operations attributable to UHS	$148,434	$3.01	$115,243	$2.25
Plus/minus adjustments:
Reduction of reserve for professional and general liability self-insured claims, net of income taxes	(14,168)	(0.29)	—	—
Unfavorable discrete tax item	4,331	0.09

Subtotal after-tax adjustments to income from continuing operations attributable to UHS	(9,837)	(0.20)	—	—

Adjusted income from continuing operations attributable to UHS	$138,597	$2.81	$115,243	$2.25

Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$148,434	$3.01	$115,903	$2.26
After-tax adjustments to income from continuing operations attributable to UHS, as indicated above	(9,837)	(0.20)	—	—

Adjusted net income attributable to UHS	$138,597	$2.81	$115,903	$2.26

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

(unaudited)

	June 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$10,623	$5,460
Accounts receivable, net	605,870	625,437
Supplies	78,885	76,043
Other current assets	31,182	26,375
Deferred income taxes	38,933	34,522
Current assets held for sale	21,580	21,580

Total current assets	787,073	789,417

Property and equipment	3,549,211	3,355,974
Less: accumulated depreciation	(1,345,692)	(1,255,682)

	2,203,519	2,100,292

Other assets:
Goodwill	733,887	732,937
Deferred charges	10,318	10,428
Other	102,079	109,388

	$3,836,876	$3,742,462

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$8,730	$8,708
Accounts payable and accrued liabilities	561,471	542,008
Federal and state taxes	16,098	10,409

Total current liabilities	586,299	561,125

Other noncurrent liabilities	389,572	407,652
Long-term debt	913,148	990,661
Deferred income taxes	19,806	12,439

UHS common stockholders’ equity	1,677,996	1,543,850
Minority interest	250,055	226,735

Total equity	1,928,051	1,770,585

	$3,836,876	$3,742,462

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2009	2008
Cash Flows from Operating Activities:
Net income attributable to UHS	$148,434	$115,903
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	102,219	95,379
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	4,392	(74,863)
Construction management and other receivable	21,003	(8,016)
Accrued interest	106	811
Accrued and deferred income taxes	7,934	3,288
Other working capital accounts	(1,499)	18,331
Other assets and deferred charges	3,844	15,821
Other	3,327	5,410
Minority interest in earnings of consolidated entities, net of distributions	23,320	13,307
Accrued insurance expense, net of commercial premiums paid	13,323	38,743
Payments made in settlement of self-insurance claims	(29,823)	(25,648)

Net cash provided by operating activities	296,580	198,466

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(183,248)	(156,062)
Acquisition of property and business	(9,006)	—
Proceeds received from sale of assets	—	2,235
Settlement proceeds received related to prior year acquisitions, net of expenses	—	1,539
Investment in joint-venture	—	(2,095)

Net cash used in investing activities	(192,254)	(154,383)

Cash Flows from Financing Activities:
Reduction of long-term debt	(77,356)	(109,727)
Additional borrowings	170	150,155
Repurchase of common shares	(15,437)	(89,816)
Dividends paid	(7,890)	(8,096)
Issuance of common stock	1,350	1,151
Capital contributions from minority member	—	2,107

Net cash used in financing activities	(99,163)	(54,226)

Increase (decrease) in cash and cash equivalents	5,163	(10,143)
Cash and cash equivalents, beginning of period	5,460	16,354

Cash and cash equivalents, end of period	$10,623	$6,211

Supplemental Disclosures of Cash Flow Information:
Interest paid	$28,723	$29,335

Income taxes paid, net of refunds	$90,942	$70,269

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 6/30/2009	% Change 6 months ended 6/30/2009

Acute Care Hospitals
Revenues	2.9%	1.9%
Adjusted Admissions	3.1%	1.5%
Adjusted Patient Days	0.9%	-0.2%
Revenue Per Adjusted Admission	-0.2%	0.3%
Revenue Per Adjusted Patient Day	2.0%	2.0%

Behavioral Health Hospitals

Revenues	4.0%	3.4%
Adjusted Admissions	1.0%	0.7%
Adjusted Patient Days	0.5%	-0.7%
Revenue Per Adjusted Admission	3.0%	2.6%
Revenue Per Adjusted Patient Day	3.5%	4.2%

UHS Consolidated

	Second Quarter Ended		Six months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008
Revenues	$1,303,640	$1,262,577	$2,616,059	$2,540,553
EBITDA (1)	178,244	150,980	351,635	308,866
EBITDA Margin (1)	13.7%	12.0%	13.4%	12.2%

Cash Flow From Operations	144,578	66,790	296,580	198,466
Days Sales Outstanding	42	51	41	50
Capital Expenditures	105,029	74,311	183,248	156,062

Debt			921,878	1,053,305
Shareholders Equity			1,677,996	1,544,474
Debt / Total Capitalization			35.5%	40.5%
Debt / EBITDA (2)			1.67	1.96
Debt / Cash From Operations (2)			2.06	2.71

Acute Care EBITDAR Margin (3)	16.8%	14.7%	17.2%	15.5%
Behavioral Health EBITDAR Margin (3)	25.8%	24.3%	25.0%	23.7%

(1)	Net of Minority Interest and before prior year self insurance reserve adjustment booked in 2009
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation, minority interest and prior year self insurance reserve adjustment booked in 2009

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

JUNE 30, 2009

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/09	06/30/08	% change	06/30/09	06/30/08	% change
Hospitals owned and leased	21	21	0.0%	83	83	0.0%
Average licensed beds	5,465	5,453	0.2%	7,857	7,668	2.5%
Patient days	289,661	291,892	-0.8%	529,536	530,769	-0.2%
Average daily census	3,183.1	3,207.6	-0.8%	5,819.1	5,832.6	-0.2%
Occupancy-licensed beds	58.2%	58.8%	-1.0%	74.1%	76.1%	-2.6%
Admissions	65,946	64,991	1.5%	34,059	32,560	4.6%
Length of stay	4.4	4.5	-2.2%	15.5	16.3	-4.6%

Inpatient revenue	$2,469,774	$2,300,755	7.3%	$524,246	$489,317	7.1%
Outpatient revenue	1,047,095	924,984	13.2%	72,513	65,335	11.0%
Total patient revenue	3,516,869	3,225,739	9.0%	596,759	554,652	7.6%
Other revenue	19,102	19,541	-2.2%	8,342	9,893	-15.7%
Gross hospital revenue	3,535,971	3,245,280	9.0%	605,101	564,545	7.2%

Total deductions	2,583,393	2,319,649	11.4%	272,512	247,229	10.2%

Net hospital revenue	$952,578	$925,631	2.9%	$332,589	$317,316	4.8%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/09	06/30/08	% change	06/30/09	06/30/08	% change
Hospitals owned and leased	21	21	0.0%	79	79	0.0%
Average licensed beds	5,465	5,453	0.2%	7,611	7,477	1.8%
Patient days	289,644	291,883	-0.8%	521,721	516,562	1.0%
Average daily census	3,182.9	3,207.5	-0.8%	5,733.2	5,676.5	1.0%
Occupancy-licensed beds	58.2%	58.8%	-1.0%	75.3%	75.9%	-0.8%
Admissions	65,946	64,991	1.5%	32,983	32,502	1.5%
Length of stay	4.4	4.5	-2.2%	15.8	15.9	-0.5%

(1)	Acute care hospitals located in New Orleans and Central Montgomery Medical Center are excluded in current and prior years.
(2)	Centennial Peaks, Central Florida, Coastal Behavioral, Summit Ridge Hospital, Broad Horizons, Highlander RTC, Midwest Youth, Vista Group Homes and Shenandoah Valley are excluded in current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE SIX MONTHS ENDED

JUNE 30, 2009

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/09	06/30/08	% change	06/30/09	06/30/08	% change
Hospitals owned and leased	21	21	0.0%	83	83	0.0%
Average licensed beds	5,465	5,453	0.2%	7,826	7,632	2.5%
Patient days	596,950	606,142	-1.5%	1,042,470	1,060,724	-1.7%
Average daily census	3,279.9	3,330.5	-1.5%	5,727.9	5,828.2	-1.7%
Occupancy-licensed beds	60.0%	61.1%	-1.7%	73.2%	76.4%	-4.2%
Admissions	134,144	133,947	0.1%	68,020	65,442	3.9%
Length of stay	4.5	4.5	-1.7%	15.3	16.2	-5.4%

Inpatient revenue	$5,049,913	$4,740,040	6.5%	$1,027,927	$978,050	5.1%
Outpatient revenue	2,042,794	1,830,400	11.6%	140,641	131,923	6.6%
Total patient revenue	7,092,707	6,570,440	7.9%	1,168,568	1,109,973	5.3%
Other revenue	36,777	37,714	-2.5%	16,251	18,051	-10.0%
Gross hospital revenue	7,129,484	6,608,154	7.9%	1,184,819	1,128,024	5.0%

Total deductions	5,217,192	4,731,254	10.3%	530,077	497,850	6.5%

Net hospital revenue	$1,912,292	$1,876,900	1.9%	$654,742	$630,174	3.9%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	06/30/09	06/30/08	% change	06/30/09	06/30/08	% change
Hospitals owned and leased	21	21	0.0%	79	79	0.0%
Average licensed beds	5,465	5,453	0.2%	7,596	7,441	2.1%
Patient days	596,920	606,133	-1.5%	1,028,876	1,030,793	-0.2%
Average daily census	3,297.9	3,330.4	-1.0%	5,684.4	5,663.7	0.4%
Occupancy-licensed beds	60.3%	61.1%	-1.2%	74.8%	76.1%	-1.7%
Admissions	134,144	133,947	0.1%	66,136	65,287	1.3%
Length of stay	4.4	4.5	-1.7%	15.6	15.8	-1.5%

(1)	Acute care hospitals located in New Orleans and Central Montgomery Medical Center are excluded in current and prior years.
(2)	Centennial Peaks, Central Florida, Coastal Behavioral, Summit Ridge Hospital, Broad Horizons, Highlander RTC, Midwest Youth, Vista Group Homes and Shenandoah Valley are excluded in current and prior years.